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                                                                 EXHIBIT a(1)(g)

                          AIM INTERNATIONAL FUNDS, INC.

                              ARTICLES OF AMENDMENT


         AIM INTERNATIONAL FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST" Article FIFTH, is hereby amended to effect the following changes: "AIM Asian Growth Fund - Class A Shares" are hereby re-designated as "AIM Asia Pacific Growth Fund - Class A Shares"; "AIM European Development Fund
- Class A Shares" are hereby re-designated as "AIM European Growth Fund - Class A Shares"; "AIM International Equity Fund - Class A Shares" are hereby re-designated as "AIM International Growth Fund - Class A Shares"; "AIM Asian Growth Fund - Class B Shares" are hereby re-designated as "AIM Asia Pacific Growth Fund - Class B Shares"; "AIM European Development Fund - Class B Shares" are hereby re-designated as "AIM European Growth Fund - Class B Shares"; "AIM International Equity Fund - Class B Shares" are hereby re-designated as "AIM International Growth Fund - Class B Shares"; "AIM Asian Growth Fund - Class C Shares" are hereby re-designated as "AIM Asia Pacific Growth Fund - Class C Shares"; "AIM European Development Fund - Class C Shares" are hereby re-designated as "AIM European Growth Fund - Class C Shares"; "AIM International Equity Fund - Class C Shares" are hereby re-designated at "AIM International Growth Fund - Class C Shares"; and "AIM International Equity Fund - Institutional Class Shares" are hereby re-designated at "AIM International Growth Fund - Institutional Class Shares".

         SECOND: The changes in designation of classes or series of stock as set forth in ARTICLE FIRST of these ARTICLES OF AMENDMENT shall not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of any class or series of stock of the Corporation.
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         THIRD: The Corporation is registered as an open-end company under the
Investment Company Act of 1940. The foregoing amendment to the charter was approved by a majority of the entire board of directors. The amendment is limited to a change expressly permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders.

         The undersigned President acknowledges these ARTICLES OF AMENDMENT to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that the matters and facts set forth in these ARTICLES OF AMENDMENT with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, AIM INTERNATIONAL FUNDS, INC. has caused these ARTICLES OF AMENDMENT to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on __________________, 2002.



                                        AIM INTERNATIONAL FUNDS, INC.

                                        By:
                                           -------------------------------------
                                             Robert H. Graham, President

WITNESS:


-----------------------------
Assistant Secretary




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